certification

Paul Hopgood, President/Principal Executive Officer, and Jaime Pandal, Treasurer/Principal Financial Officer of Atlas U.S. Tactical Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2023 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer                           Treasurer/Principal Financial Officer

Atlas U.S. Tactical Income Fund                                 Atlas U.S. Tactical Income Fund

/s/ Paul Hopgood                                                      /s/ Jaime Pandal

Paul Hopgood                                                           Jaime Pandal

Date: 5/30/23                                                           Date: 5/30/23

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Atlas U.S. Tactical Income Fund and will be retained by Atlas U.S. Tactical Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.